Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 of Avalon GloboCare Corp. of our report dated March 27, 2017, relating to the consolidated financial statements of Avalon GloboCare Corp., which appears in this Registration Statement. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement and related Prospectus.

/s/ RBSM LLP

New York, NY

July 24, 2017